UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
May 31, 2011 (May 27, 2011)

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301) 581-0600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 - Other Events

Coventry Health Care, Inc. (“Coventry”) announced today that final court approval has been received and all other contingencies have been satisfied relating to the previously announced definitive settlement agreement between First Health Group Corp., Inc. (a wholly-owned subsidiary of Coventry) and counsel representing the provider class with respect to previously disclosed class action litigation in Louisiana.  As a result, Coventry will record a favorable non-recurring pre-tax adjustment to earnings of $159.3 million, or $0.68 per diluted share after tax, in the second quarter of 2011.

On May 31, 2011, Coventry issued a press release announcing the resolution of this previously disclosed Louisiana provider class action litigation. The press release is furnished herewith as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit
99.1	Coventry Health Care, Inc.’s press release dated May 31, 2011, containing information related to the previously disclosed Louisiana provider class action litigation.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.
By:	/s/ John J. Ruhlmann
Name:	John J. Ruhlmann
Title:	Senior Vice President and Corporate Controller

Dated:	May 31, 2011